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                                                                      EXHIBIT 16

                        [DELOITTE & TOUCHE LETTERHEAD]


April 18, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of 8-K of Hanmi Financial Corporation dated April 18, 2001 except for as follows:

We have no basis to agree or disagree with the statement made in the second paragraph of Item 4(a).

Yours truly,

/s/ Deloitte & Touche LLP